As filed with the Securities and Exchange Commission on May 15, 2009

Registration No. 333-71481

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

(Post-Effective Amendment No. 1)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ENTERCOM COMMUNICATIONS CORP.

(Exact name of registrant as specified in its charter)

Pennsylvania	23-1701044
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.

401 City Avenue, Suite 809
Bala Cynwyd, PA	19004
(Address of Principal Executive Offices)	(Zip Code)

EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

John C. Donlevie

Executive Vice President, Secretary

Entercom Communications Corp.

401 City Avenue, Suite 809

Bala Cynwyd, PA

(Name and address of agent for service)

(610) 660-5610

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Partial Deregistration of Shares

Entercom Communications Corp. (the “Company”) is filing this Post-Effective Amendment (the “Post-Effective Amendment”) in order to withdraw and remove from registration the unissued and unsold shares of Class A Common Stock of the Company, previously registered by the Company pursuant to its Registration Statement on Form S-8 (File No. 333-71481) (the “Registration Statement”), which relate to the Company’s Employee Stock Purchase Plan which has expired (the “ESPP Shares”).  For the avoidance of doubt, this Post-Effective Amendment does not apply to the shares of Class A Common Stock issuable pursuant to the Company’s Equity Compensation Plan, which shares were also registered pursuant to the Registration Statement.

This Post-Effective Amendment hereby amends the Registration Statement to deregister all of the unissued and unsold ESPP Shares registered under the Registration Statement.  As a result of this deregistration, no ESPP Shares remain registered for sale pursuant to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bala Cynwyd, Pennsylvania, on May 15, 2009.

Entercom Communications Corp.

By:	/s/ David J. Field
David J. Field, President, Chief Executive Officer
(principal executive officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	CAPACITY	DATE
Principal Executive Officer:

/s/ David J. Field	President, Chief Executive Officer and a Director	May 15, 2009
David J. Field

Principal Financial Officer:

/s/ Stephen F. Fisher	Executive Vice President - Operations and	May 15, 2009
Stephen F. Fisher	Chief Financial Officer

Principal Accounting Officer:

/s/ Eugene D. Levin	Vice President, Treasurer and Assistant Secretary	May 15, 2009
Eugene D. Levin

Directors:

/s/ Joseph M. Field	Chairman of the Board	May 15, 2009
Joseph M. Field

/s/ John C. Donlevie	Executive Vice President, Secretary	May 15, 2009
John C. Donlevie	General Counsel and a Director

/s/ David J. Berkman	Director	May 15, 2009
David J. Berkman

/s/ Daniel E. Gold	Director	May 15, 2009
Daniel E. Gold

	Director	May , 2009
Robert S. Wiesenthal

/s/ Michael J. Wolf	Director	May 15, 2009
Michael J. Wolf